UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 7, 2011

SunTrust Banks, Inc.
(Exact name of registrant as specified in its charter)

Georgia	001-08918	58-1575035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Peachtree St., N.E., Atlanta, Georgia	30,308
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(404) 588-7711

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 7, 2011, the Compensation Committee (“Committee”) of the Board of Directors of SunTrust Banks, Inc. (the "Company" or the "Registrant") approved amendments to the Company's qualified defined benefit pension plan to freeze the current benefit formula. The Committee also approved amendments to the Company's qualified 401(k) Plan effective January 1, 2012 to increase the Company's matching contribution from 5% to 6% and to provide for a discretionary contribution, in each case up to the IRS compensation limit based on eligible earnings.
The Committee also approved amendments to the following compensation plans in which the named executive officers participate:
Nonqualified Defined Benefit Pension Plans
The Committee approved amendments to the SunTrust Banks, Inc. Supplemental Executive Retirement Plan (“SERP”), the SunTrust Banks, Inc. ERISA Excess Plan (“Excess Plan”), and the SunTrust Banks, Inc. Restoration Plan (“Restoration Plan”) effective December 31, 2011 to conform these plans to the changes being made to the Company's qualified defined benefit pension plan. The amendments will freeze the current benefit formulas under the SERP, Excess Plan and the Restoration Plan effective December 31, 2011. As a result, final average pay formulas will not reflect future salary increases and benefit service after December 31, 2011, and pay credits under the cash balance formula will cease. However, interest credits under the cash balance formula will continue to accrue until benefits are distributed and service will continue to be recognized for vesting and eligibility requirements for early retirement.

Nonqualified Deferred Compensation Plan
The Committee also approved amendments to the SunTrust Banks, Inc. Nonqualified Deferred Compensation Plan (“Deferred Compensation Plan”) to conform to changes being made to the Company's qualified 401(k) Plan. Under the Deferred Compensation Plan, the Company matches participant deferrals of earnings in excess of the IRS compensation limit imposed on tax-qualified plans. Consistent with the changes to the qualified plan, the Committee approved an amendment effective January 1, 2012 to increase the Company's match from 5% to 6% of eligible earnings in excess of the IRS compensation limit. Consistent with the changes to the qualified plan, the Committee also approved amendments to the Deferred Compensation Plan to permit the Company to make discretionary contributions equal to a fixed percent of eligible earnings in excess of the IRS compensation limit.

The Committee also approved amendments to the Deferred Compensation Plan and to the Company's qualified 401(k) Plan effective December 31, 2011 to provide for a special one-time contribution equal to 5% of eligible 2011 earnings for employees who have: (1) at least 20 years of service as of December 31, 2011, or (2) 10 years of service and satisfy a “Rule of 60” (the sum of age and service equals or exceeds 60) as of December 31, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUNTRUST BANKS, INC.
(Registrant)

Date: November 14, 2011.	By:	/s/ David A. Wisniewski
David A. Wisniewski,
Group Vice President, Associate General Counsel and Assistant Secretary